CORPORATE ACCESS NUMBER: 2011541246

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

DOVE ENERGY INC.
AMENDED ITS ARTICLES ON 2006/06/29.

REGISTRAR OF CORPORATIONS

This document [illegible] on this date from the electronic database of the Corporate Registry by a duly accredited agent of that Registry.

DATE: June 29, 2006

AGENT: L. Benoit

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2006/06/29

Service Request Number:	8852006
Corporate Access Number:	2011541246
Legal Entity Name:	DOVE ENERGY INC.
French Equivalent Name:	
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	DOVE ENERGY INC.
New French Equivalent Name:	
Nuans Number:	82653539
Nuans Date:	2005/02/15
French Nuans Number:	
French Nuans Date:	

Share Structure:	SCHEDULE 'A' ATTACHED
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number Of Directors:	2
Max Number Of Directors:	8
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE
BCA Section/Subsection:	173(1)(D)

Professional Endorsement Provided:
Future Dating Required:

Annual returns are outstanding for the 2006 file year(s).

Annual Return

No Records returned

Attachment

BUSINESS CORPORATIONS ACT
(SECTIONS 27 or 171)

Alberta

ARTICLES OF AMENDMENT

1. Name of Corporation	2. Corporate Access Number
DOVE ENERGY INC.	2011541246

3.

Pursuant to s. 173(1)(d) of the *Business Corporations Act* (Alberta), the Articles of Incorporation of the Corporation be amended by the creation of an additional class of Common Shares, designated as Class "C" Common Shares, having the rights, privileges, restrictions and conditions as set out in Schedule "A" attached hereto and forming part of these Articles of Amendment.

4. DATE	SIGNATURE	TITLE
June 29, 2006	*"R. Gordon Cormie"*	President

This documet was filed electronically with Corporate Registry, on this date, by a duly accredited Agent of that Registry.

Date: June 29 2006

Agent: L. Benoit

SCHEDULE "A"

DOVE ENERGY INC.

SHARE CAPITAL

The Corporation is authorized to issue an unlimited number of Class "A" Common Shares (the "Class "A" Shares") and the Class "A" Shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

CLASS "A" COMMON SHARES

(a) Voting: The holders of the Class "A" Shares without nominal or par value shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one vote in respect of each Class "A" Share without nominal or par value held at all such meetings.

(b) Dividends: Subject to the rights of the holders of the Class "B" and any other class of shares ranking senior to the Class "A" Shares, the holders of the Class "A" Shares without nominal or par value shall be entitled to receive and participate rateably in any dividends declared by the board of directors of the Corporation except to the extent of any dividends declared in favor of the holders of Class "B" Shares and to the exclusion of the holders of Class "A" Shares.

(c) Liquidation, Dissolution or Winding-Up: Subject to the rights of the holders of any other class of shares ranking senior to the Class "A" Shares, in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, the holders of the Class "A" Shares without nominal or par value shall participate rateably and with the holders of the Class "B" and Class "C" Shares in the distribution of the assets of the Corporation.

CLASS "B" COMMON SHARES

The Corporation is authorized to issue an unlimited number of Class "B" Common Shares (the "Class "B" Shares") and the Class "B" Shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Voting: Except as provided by the *Business Corporations Act* (Alberta) the holders of the Class "B" Shares without nominal or par value shall not be entitled to receive notice of, to vote at or attend meetings of the shareholders of the Corporation.

(b) Dividends: Subject to the rights of the holders of any other class of shares ranking senior to the Class "B" Shares, the holders of the Class "B" Shares without nominal or par value shall be entitled to receive and participate rateably in any dividends declared by the board of directors of the Corporation except to the extent of any dividends declared in favor of the holders of Class "A" and to the exclusion of the holders of Class "B" Shares.

CORPORATE ACCESS NUMBER: 2011541246

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

DOVE ENERGY INC.
AMENDED ITS ARTICLES ON 2005/03/22.

REGISTRAR OF CORPORATIONS

CORPORATE ACCESS NUMBER: 2011541246

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

DOVE ENERGY INC.
WAS INCORPORATED IN ALBERTA ON 2005/02/19.

Articles of Amendment
Business Corporations Act

1. Name of Corporation:	2. Corporate Access Number:
DOVE ENERGY INC.	2011541246

3. The Articles of the above-named Corporation are amended as follows:

Pursuant to Section 173(1)(c) of the *Business Corporations Act* (Alberta), Articles 2 of the Articles of Incorporation is amended by deleting the existing Article 2 and substituting therefor the following:

The Class and any Maximum Number of Shares
<u>That the Corporation is Authorized to Issue:</u>

An unlimited number of Class A Common Shares

Amendments: 173(1)(c)

4. *Date*	*Signature*	*Title*
March 22, 2005	David L. Sevalrud	Solicitor

This document was, on this date, filed by the offices of PHILLIPS SEVALRUD LLP Barristers & Solicitors an authorized agent of Alberta Registries electronically with Corporate Registry
PHILLIPS SEVALRUD LLP

Per: Carol Roberts Initial: ____

Date: ____

Name/Structure Change Alberta Corporation - Registration Statement

Service Request Number:	7105425
Corporate Access Number:	2011541246
Legal Entity Name:	DOVE ENERGY INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	DOVE ENERGY INC.
New French Equivalent Name:	
Nuans Number:	82653539
Nuans Date:	2005/02/15
French Nuans Number:	
French Nuans Date:	
Share Structure:	AN UNLIMITED NUMBER OF CLASS A COMMON SHARES
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number Of Directors:	2
Max Number Of Directors:	8
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE
BCA Section/Subsection:	173(1)(C)
Professional Endorsement Provided:	
Future Dating Required:	

Annual Return

No Records returned

Attachment

No Records returned

Registration Authorized By: DAVID L. SEVALRUD
SOLICITOR

Articles of Incorporation
For
DOVE ENERGY INC.

Share Structure:	20,000,000 CLASS A COMMON SHARES
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number of Directors:	2
Max Number of Directors:	8
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE

Registration Authorized By: VICTOR DELAET
INCORPORATOR

Incorporate Alberta Corporation - Registration Statement

Service Request Number:	6993369
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	DOVE ENERGY INC.
French Equivalent Name:	
Nuans Number:	82653539
Nuans Date:	2005/02/15
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	220 ARBOUR STONE RISE NW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3G 4N3

RECORDS ADDRESS

Street:	220 ARBOUR STONE RISE NW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3G 4N3

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	SUITE 521, 105-150 CROWFOOT CRES NW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3G 3T2
Internet Mail ID:	

Share Structure:	20,000,000 CLASS A COMMON SHARES
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number Of Directors:	2
Max Number Of Directors:	8
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE

Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2005/02/19

Director

Last Name:	UFONDU
First Name:	KENE
Middle Name:	
Street/Box Number:	20 STRATHLEA CLOSE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3H 5C6
Country:	
Resident Canadian:	Y

Last Name:	DELAET
First Name:	VICTOR
Middle Name:	
Street/Box Number:	220 ARBOUR STONE RISE W
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3G 4N3
Country:	
Resident Canadian:	Y

Attachment

No Records returned

Registration Authorized By: VICTOR DELAET
INCORPORATOR

SCHEDULE "A"

DOVE ENERGY INC.

SHARE CAPITAL

The Corporation is authorized to issue an unlimited number of Common Shares, designated as Class "A" Common Shares and Class "B" Common Shares.

CLASS "A" COMMON SHARES

(a) Voting: The holders of the Class "A" Common Shares without nominal or par value shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one vote in respect of each Class "A" Common Share without nominal or par value held at all such meetings.

(b) Dividends: Subject to the rights of the holders of any other class of shares ranking senior to the Class "A" Common Shares, the holders of the Class "A" Common Shares without nominal or par value shall be entitled to receive and participate rateably in any dividends declared by the board of directors of the Corporation.

(c) Liquidation, Dissolution or Winding-Up: Subject to the rights of the holders of any other class of shares ranking senior to the Class "A" Common Shares, in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, the holders of the Common Shares without nominal or par value shall participate rateably in the distribution of the assets of the Corporation.

CLASS "B" COMMON SHARES

(a) Voting: Except as provided by the Business Corporations Act (Alberta) the hodlers of the Class "B" Shares without nominal or par value shall not be entitled to receive notice of, to vote at or attend meetings of the shareholders of the Corporation.

(b) Dividends: Subject to the rights of the holders of any other class of shares ranking senior to the Class "B" Common Shares, the holders of the Class "B" Common Shares without nominal or par value shall be entitled to receive and participate rateably in any dividends declared by the board of directors of the Corporation.

(c) Liquidation, Dissolution or Winding-Up: Subject to the rights of the holders of any other class of shares ranking senior to the Class "B" Common Shares, in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, the holders of the Common Shares without nominal or par value shall participate rateably in the distribution of the assets of the Corporation.